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                                                                    EXHIBIT 4(e)



                GUARANTEED MINIMUM WITHDRAWAL BENEFIT ENDORSEMENT

Notwithstanding any provision in the Contract or Certificate ("Contract") to the contrary, this Endorsement becomes a part of the Contract to which it is attached. Should any provision in this Endorsement conflict with the Contract, the provisions of this Endorsement will prevail.

Subject to the terms and conditions set forth herein, this optional Endorsement provides a Guaranteed Minimum Withdrawal Benefit that guarantees an amount available for Withdrawal as of the Benefit Availability Date not to exceed a maximum annual dollar amount to be distributed over a specified number of years, even if the Contract Value has been reduced to zero due to unfavorable investment performance ("GMWB"). This GMWB may be purchased [on the date the Contract is issued], provided that all Owner(s) are age [80] or younger on the date of election of the GMWB. In addition, as disclosed when you elected this benefit, the investment options available under your Contract are limited [to specific variable portfolios/subaccounts available under the Contract]].

EFFECTIVE DATE:  [DATE]

BENEFIT AVAILABILITY DATE:  [DATE]

                                   DEFINITIONS

Terms not defined in this Endorsement shall have the same meaning given to them in the Contract.

BENEFIT AVAILABILITY DATE

The date shown above which is the earliest date on which You can begin to take Withdrawals pursuant to the terms of this Endorsement.

BENEFIT YEAR

Each consecutive one year period beginning on the Benefit Availability Date.

EFFECTIVE DATE

The date shown above when this Endorsement becomes effective. If this Endorsement is elected at Contract issue, the Effective Date is the date Your Contract is issued. [If this Endorsement is elected after Your Contract has been issued, the Effective Date is the [Contract Anniversary following] Your election.]

ELIGIBLE PURCHASE PAYMENTS

The Purchase Payments or portion thereof that are used in the calculation of the Withdrawal Benefit Base ("WBB").

MAXIMUM ANNUAL WITHDRAWAL AMOUNT ("MAWA")

The maximum amount available for withdrawal, each Benefit Year, under the GMWB.

MINIMUM WITHDRAWAL PERIOD ("MWP")

The minimum period of time after the Benefit Availability Date over which You may take Your remaining Withdrawals under the GMWB.

SPOUSAL BENEFICIARY

Your spouse, if designated as Your primary Beneficiary on the date of Your death, who elects to continue the Contract as the new Owner or Participant ("Owner") upon Your death.

STEPPED-UP BENEFIT BASE ("SBB")

A component of the calculation of the GMWB, which is used to determine the total amount of the guaranteed Withdrawals under the GMWB and the minimum time period over which You may take Withdrawals under the GMWB.

STEP-UP

A percentage of the Withdrawal Benefit Base ("WBB"), which when added to the WBB results in the SBB.

WITHDRAWAL

The amount of any full or partial surrender of Contract Value and any fees or charges attributable to the surrendered amount.



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WITHDRAWAL BENEFIT BASE ("WBB")

A component of the calculation of the GMWB, which is used to determine the amount of guaranteed Withdrawals and the initial maximum amount available for withdrawal annually, under the GMWB.

WITHDRAWAL PERIOD

The period of time during which You are taking withdrawals under the GMWB, which begins on the Benefit Availability Date and ends upon the earlier of a termination of the Endorsement or when the SBB is reduced to zero. This period may not be shorter than the MWP but may be longer than the MWP.

                GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROVISIONS

This Endorsement provides a GMWB subject to the terms and conditions described herein.

GMWB CHARGE

The charge deducted from the portion of Your Contract Value allocated to the Variable Portfolio(s) ("Subaccount(s)") on a quarterly basis beginning one quarter following the Effective Date and ending upon the earliest of (a) a termination of the Endorsement; or, (b) reduction of the SBB to zero; or (c) the time at which the Contract Value is reduced to zero. The full quarterly charge will also be deducted upon full surrender or annuitization of Your Contract.

The amount of the charge will equal:

            TIME PERIOD                   ANNUALIZED GMWB CHARGE              AS A PERCENTAGE OF
            -----------                   ----------------------              ------------------
[Prior to the Benefit                            [0.65%]                             WBB
   Availability Date]
[During the Withdrawal Period                    [0.65%]                             WBB
   [Years 0-7]]
[During the Withdrawal Period                    [0.45%]                             WBB
   [Years 8+]]

The GMWB Charge is calculated as [one-fourth] of the annualized GMWB Charge, and is deducted quarterly as a percentage of the WBB, as described above.

CALCULATION OF THE COMPONENTS OF THE GMWB

The GMWB is not available for withdrawal until the Benefit Availability Date and must be withdrawn at least over the MWP. If You need to take Withdrawals or are required to take minimum required distributions ("MRD") under the IRC from this Contract, prior to the Benefit Availability Date, You should know that Withdrawals taken before the Benefit Availability Date will result in a Step-Up amount of 0% and will negatively impact the value of the GMWB. The amount of Withdrawals and time period over which You can take Withdrawals under the GMWB may change over time as a result of withdrawal activity within the Contract. Withdrawals made pursuant to this Endorsement are treated like any other Withdrawal under the Contract for purposes of calculating Contract Value, Withdrawal Charges, and any other benefits under the Contract. Withdrawals in excess of the Penalty Free Withdrawal amount will be assessed a Withdrawal Charge, if applicable.

To determine the GMWB, We calculate each of the following components: WBB, SBB, MAWA and MWP. The calculations for each component are detailed below.

WITHDRAWAL BENEFIT BASE ("WBB")

The initial WBB is equal to (a) if the GMWB is elected on the Contract Date, or
(b) if the GMWB is elected after the Contract Date, minus (c) where:

        (a) is the Eligible Purchase Payments received on the Effective Date and any subsequent Eligible Purchase Payments multiplied by the percentage as specified in the table below; and

        (b) is the Contract Value on the Effective Date and any subsequent Eligible Purchase Payments multiplied by the percentage as specified in the table below; and

        (c) is a proportionate adjustment for each partial Withdrawal taken subsequent to the Effective Date but prior to the Benefit Availability Date. A proportionate adjustment is an amount equal to the WBB immediately prior to a Withdrawal multiplied by the percentage by which the Contract Value is reduced at the time of that Withdrawal.



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The table below identifies the Eligible Purchase Payments used to calculate the initial WBB, as determined by the time elapsed between the Effective Date and the day on which [Gross] Purchase Payments are received by Us and deposited into Your Contract. Payment Enhancements, if applicable, are not considered Purchase Payments and therefore are not included in the Eligible Premiums.

TIME ELAPSED SINCE EFFECTIVE DATE    PERCENTAGE INCLUDED IN THE WBB CALCULATION
---------------------------------    ------------------------------------------
           [0-90 Days                                   100%
        91 Days to 1 Year                                 0%
        More than 1 Year                                  0%]

The amount of the WBB will change over time due to withdrawal activity within the Contract. Withdrawals in excess of MAWA may reduce the WBB by more than the amount of the Withdrawal. See IMPACT OF WITHDRAWALS below. The WBB is not used in the calculation of Contract Value or any other benefits under this Contract. We reserve the right to limit the WBB to a maximum of $1,000,000.

STEPPED-UP BENEFIT BASE ("SBB")

The Step-Up amount is added to the WBB to arrive at the SBB, which is used to determine the maximum amount available for Withdrawal under the GMWB and the minimum time period over which You may take Withdrawals under the GMWB. The Step-Up amount is [20%] of the WBB on the Benefit Availability Date so long as no Withdrawals are taken prior to the Benefit Availability Date. If Withdrawals are taken prior to the Benefit Availability Date, the Step-Up amount is 0% of the WBB as of the Benefit Availability Date. The Step-Up amount is only available to You by taking Withdrawals under the GMWB.

The amount of the SBB will change over time due to withdrawal activity within the Contract. Withdrawals in excess of MAWA may reduce the SBB by more than the amount of the Withdrawal. See IMPACT OF WITHDRAWALS below. The SBB is not used in the calculation of Contract Value or any other benefits under this Contract.

MAXIMUM ANNUAL WITHDRAWAL AMOUNT ("MAWA")

The MAWA is an amount calculated as a percentage of the WBB. The applicable percentage for the initial MAWA will equal:

 TIME ELAPSED SINCE
 THE EFFECTIVE DATE               PERCENTAGE             MAWA AS A PERCENTAGE OF
 --------------------------       ----------             -----------------------
    [0-3 years]                      [0%]*                       [WBB]
    [3+ years]                      [10%]                        [WBB]
    [0-30 years]                     [0%]                        [WBB]

   *  There is a [3] year waiting period prior to the Benefit Availability Date.

If You are taking minimum required distributions ("MRD") from the Contract, the MAWA is the greater of the MAWA as described above or the annual MRD amount.

The MAWA can be withdrawn periodically throughout each Benefit Year during the Withdrawal Period. If You do not withdraw the entire MAWA in a Benefit Year, the amount not withdrawn will extend Your MWP, but cannot be used to increase future MAWA. Withdrawals in excess of the MAWA in any Benefit Year will reduce Your future MAWA. See IMPACT OF WITHDRAWALS section below.

MINIMUM WITHDRAWAL PERIOD ("MWP")

The MWP is the minimum period of time after the Benefit Availability Date over which You may take Your remaining Withdrawals under the GMWB. The initial MWP equals the SBB divided by the initial MAWA.

We calculate a new MWP after each Withdrawal during the Withdrawal Period. Withdrawals in excess of the MAWA will reduce the MWP. See IMPACT OF WITHDRAWALS section below.



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IMPACT OF WITHDRAWALS

Withdrawals under this Endorsement reduce the Contract Value and the amount available for Withdrawal under the GMWB. Withdrawals equal to or less than the MAWA generally reduce these values by the amount of the Withdrawal. Withdrawals in excess of the MAWA may reduce these values based on the relative size of the Withdrawal in relation to the Contract Value at the time of the Withdrawal. This means that when investment performance is down, Withdrawals greater than the MAWA will result in a greater reduction of these values. We further explain this impact and the effect on each component of the GMWB through the mathematical calculations below:

WITHDRAWALS IMPACT CONTRACT VALUE AND THE COMPONENTS OF THE GMWB CALCULATION AS
FOLLOWS:

        1. CONTRACT VALUE: Any Withdrawal reduces the Contract Value by the amount of the Withdrawal.

        2. WBB: Withdrawals prior to the Benefit Availability Date reduce the WBB proportionately in an amount equal to the WBB immediately prior to a Withdrawal multiplied by the percentage by which the Contract Value is reduced at the time of that Withdrawal.

            Withdrawals during the Withdrawal Period will not reduce the WBB until the sum of Withdrawals exceeds the Step-Up amount. Any Withdrawal or portion thereof that causes total Withdrawals during the Withdrawal Period to exceed the Step-Up amount, but does not cause total Withdrawals in that Benefit Year to exceed the MAWA, will reduce the WBB by the amount of the Withdrawal. Any such Withdrawal that causes total Withdrawals in that Benefit Year to exceed the MAWA reduces the WBB to the lesser of (a) or (b), where:

            a. is the WBB immediately prior to the Withdrawal minus the amount of the Withdrawal, or;

            b. is the WBB immediately prior to the Withdrawal minus the amount of the Withdrawal that is equal to the current MAWA, and further reduced proportionately by the same amount by which the Contract Value is reduced by the amount which causes total Withdrawals in that Benefit Year to exceed the MAWA.

        3. SBB: Since Withdrawals prior to the Benefit Availability Date reduce the WBB proportionately, the SBB will likewise be reduced proportionately during that period of time and further eliminate any Step-Up amount.

            During the Withdrawal Period, any Withdrawal in a Benefit Year which does not cause total Withdrawals in that Benefit Year to exceed the MAWA reduces the SBB by the amount of the Withdrawal. During the Withdrawal Period, any Withdrawal in a Benefit Year which causes total Withdrawals in that Benefit Year to exceed the MAWA, reduces the SBB to the lesser of (a) or (b) where:

            a. is the SBB immediately prior to the Withdrawal minus the amount of the Withdrawal, or;

            b. is the SBB immediately prior to the Withdrawal minus the portion of any Withdrawal which does not cause total Withdrawals in that Benefit Year to exceed the current MAWA and further reduced proportionately by the same amount by which the Contract Value is reduced by the amount which causes total Withdrawals in that Benefit Year to exceed the MAWA.

        4. MWP: After each Withdrawal a new MWP is calculated. For Withdrawals in a Benefit Year that are less than or equal to MAWA, the new MWP equals the SBB after the Withdrawal divided by the current MAWA.

            After any Withdrawal that causes the sum of Withdrawals in a Benefit Year to exceed the MAWA, the new MWP equals the MWP calculated at the end of the prior Benefit Year reduced by one year.

        5. MAWA: If the sum of Withdrawals in a Benefit Year does not exceed the MAWA for that Benefit Year, the MAWA does not change for the next Benefit Year. If total Withdrawals in a Benefit Year exceed the MAWA, the MAWA will be recalculated at the start of the next Benefit Year.

            The new MAWA will equal the SBB on that Benefit Year anniversary divided by the MWP on that Benefit Year Anniversary. The new MAWA may be lower than Your previously calculated MAWA.



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IF YOUR CONTRACT VALUE IS REDUCED TO ZERO

If Your Contract Value is reduced to zero and the SBB has not been reduced to zero, subsequent Purchase Payments will no longer be accepted and a Death Benefit will not be payable upon the death of the Owner. You can receive the remaining value of the GMWB under one of the following options:

        a. A lump sum equal to the discounted present value of any remaining guaranteed payments under the GMWB; or,

        b. Periodic payments during each Benefit Year that in total are equal to the MAWA until the SBB has been reduced to zero. If You do not select a specific frequency for these payments, We will pay the current MAWA in quarterly payments; or,

        c.  Any payment option that is mutually agreeable.

TERMINATION OF THE GMWB

Once elected the GMWB Endorsement and its corresponding charge cannot be terminated by the Owner. The Endorsement and the related charge will terminate automatically if:

        1.  The SBB has been reduced to zero; or,

        2. A Spousal Beneficiary elects to continue the Contract without this Endorsement; or,

        3. A Death Benefit is paid (as described under the [Death Provisions or Death Benefit] section of Your Contract); or,

        4.  The Contract is fully withdrawn or surrendered; or,

        5.  The Contract is annuitized.

We reserve the right to terminate the GMWB Endorsement if Withdrawals in excess of MAWA in any Benefit Year reduce the SBB by 50% or more.

SPOUSAL CONTINUATION

Upon election to continue the Contract and this Endorsement, Your Spousal Beneficiary will be subject to the terms and conditions described herein with respect to the GMWB. The Effective Date and Benefit Availability Date will not change as a result of Spousal Continuation. A Continuation Contribution paid under the Spousal Continuation provision of this Contract is not considered an Eligible Purchase Payment for purposes of this Endorsement.

Signed for the Company to be effective on the Effective Date.

FIRST SUNAMERICA LIFE INSURANCE COMPANY

/s/ CHRISTINE A. NIXON                         /s/ JANA W. GREER
---------------------------------              ---------------------------------
    Christine A. Nixon                             Jana W. Greer
        Secretary                                    President



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